Exhibit 99.1

• The Partnership reported $148.3 million of net income attributable to the partnership, $154.4 million of net cash provided by operating activities, $187.0 million of adjusted EBITDA attributable to the partnership, and $163.5 million of cash available for distribution.

• Third quarter distribution of $0.382 per common unit, up 4.7% from previous quarter, which supports the partnership's intent to deliver 20% annual distribution growth through 2018.

• The Partnership expects its sponsor to waive a portion of IDR's for 2019. We believe this is a strong sign of sponsor support to strengthen the Partnership's resilient framework.

HOUSTON, November 1, 2018 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented midstream master limited partnership formed by Royal Dutch Shell plc (“RDS”), reported net income attributable to the partnership of $148.3 million for the third quarter of 2018, which equated to $0.50 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $187.0 million.

“I'm pleased with the operational and financial results for the quarter,” said Kevin Nichols, CEO Shell Midstream Partners, GP LLC. “We continue to see strong performance from our base business - strength in the onshore with high demand on the Zydeco system; and organic growth coming from key systems in our offshore portfolio. In addition, we expect our sponsor to waive distributions associated with IDR growth in 2019, of approximately $50 million, which will be available for reinvestment. This support from our sponsor would help strengthen our resilient framework, despite market volatility.”

Total cash available for distribution was $163.5 million, approximately $27 million higher than the prior quarter. The improved financial results of the quarter were largely due to several upstream platforms returning to normal operating levels following turnarounds and unplanned maintenance. Also, organic growth on the Amberjack pipeline and new fields like Crown and Anchor drove improved performance compared to the second quarter.

The Board of Directors of the general partner previously declared a cash distribution of $0.382 per limited partnership unit for the third quarter of 2018. This distribution represented an increase of 4.7% over the second quarter 2018 distribution and a 20% increase over the third quarter 2017 distribution. This represents the fifteenth consecutive quarter of distribution growth, which demonstrates the Partnership's intent to increase distributions by 20% in 2018.

FINANCIAL HIGHLIGHTS

• Net income attributable to the partnership was $148.3 million, compared to $110.7 million for the prior quarter.
• Net cash provided by operating activities was $154.4 million, compared to $104.2 million for the prior quarter.
• Cash available for distribution was $163.5 million, compared to $136.6 million for the prior quarter, largely driven by organic volume growth on Amberjack and the Eastern Corridor, as well as producers coming back online following turnarounds and unplanned maintenance.
• Total cash distribution declared was $121.0 million resulting in a healthy coverage ratio of 1.4x.
• Adjusted EBITDA attributable to the partnership was $187.0 million, compared to $155.2 million for the prior quarter.
• As of September 30, 2018, the Partnership had $199.5 million of consolidated cash and cash equivalents on hand.
• As of September 30, 2018, the Partnership had total debt of $2.1 billion, equating to 2.8x Debt to annualized Q3 2018 Adjusted EBITDA. Current debt levels are well within targeted range and provide full flexibility to continue to grow in line with guidance.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See reconciliation to their most comparable GAAP measures later in this press release.

ASSET HIGHLIGHTS

Significant Onshore Pipeline Transportation:
◦ Zydeco - Mainline volumes were 657 kbpd in the current quarter, compared to 661 kbpd in the prior quarter. We continue to see robust volume on the pipeline driven by shipper volume out of Texas and increased offshore demand.
◦ Refinery Gas Pipelines - Volumes were as expected backed by long-term transportation services agreements with minimum volume commitments.

Significant Offshore Pipeline Transportation:
◦ Amberjack - Volumes were 359 kbpd. Significant growth is expected on the pipeline as new production comes online. We reiterate our growth projection for the fourth quarter 2018 distribution of approximately $40 million.
◦ Mars - Volumes were 580 kbpd compared to 451 kbpd in the prior quarter largely driven by the Mars platform returning to normal operations following the turnaround and increased production from Olympus and Ursa.
◦ Auger - Volumes were 81 kbpd, higher than the prior quarter of 48 kbpd due to a full quarter of Enchilada platform production which returned to service in mid-July. We expect to receive approximately $3.0 million in the first half of 2019 for business interruption recoveries associated with outages in 2018.
◦ Eastern Corridor - Volumes were 430 kbpd compared to 332 kbpd in the prior quarter largely due to organic growth from Crown and Anchor start up, new tiebacks to the pipelines and Delta House coming back online.
ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, L.P., headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell plc to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partner, L.P.’s assets include interests in entities that own crude oil and refined products pipelines and terminals that serve as key infrastructure to (i) transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and (ii) deliver refined products from those markets to major demand centers. Our assets also include interests in entities that own natural gas and refinery gas pipelines that transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.
For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.
FORTHCOMING EVENTS
Shell Midstream Partners, L.P. will hold a webcast at 11:00am CT tomorrow to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners, L.P.’s website at www.shellmidstreampartners.com by clicking on the “2018 Third-Quarter Financial Results Webcast” link, found under the “Events and Conferences” section. A replay of the conference call will be available following the live webcast.

Unaudited Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars, except per unit data)	September 30, 2018	June 30, 2018
Revenue (1)	$153.5	$129.3
Costs and expenses
Operations and maintenance	34.0	38.2
Cost of product sold	13.8	2.4
General and administrative	13.7	16.1
Depreciation, amortization and accretion	11.6	11.4
Property and other taxes	2.5	4.5
Total costs and expenses	75.6	72.6
Operating income	77.9	56.7
Income from equity method investments	72.7	48.4
Dividend income from investment	14.9	12.8
Other income	7.8	10.9
Investment, dividend and other income	95.4	72.1
Interest expense, net	19.0	13.3
Income before income taxes	154.3	115.5
Income tax expense	0.1	0.1
Net income	154.2	115.4
Less: Net income attributable to noncontrolling interests	5.9	4.7
Net income attributable to the Partnership	$148.3	$110.7
Less: General partner's interest in net income attributable to the Partnership	36.0	31.6
Limited Partners' interest in net income attributable to the Partnership	$112.3	$79.1

Net income per Limited Partner Unit – Basic and Diluted:
Common	$0.50	$0.35

Weighted average Limited Partner Units outstanding – Basic and Diluted:
Common units – public	123.8	123.8
Common units – SPLC	100.0	100.0

(1) Deferred revenue for the three months ended September 30, 2018 and June 30, 2018, including the impact of overshipments and expiring credits, was $5.3 million and $4.8 million, respectively.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
(in millions of dollars)	September 30, 2018	June 30, 2018
Net income	$154.2	$115.4
Add:
Depreciation, amortization and accretion	11.6	11.4
Interest expense, net	19.0	13.3
Income tax expense	0.1	0.1
Cash distribution received from equity method investments	88.9	77.4
Less:
Equity method distributions included in other income	7.8	8.9
Income from equity method investments	72.7	48.4
Adjusted EBITDA	193.3	160.3
Less:
Adjusted EBITDA attributable to noncontrolling interests	6.3	5.1
Adjusted EBITDA attributable to the Partnership	187.0	155.2
Less:
Net interest paid attributable to the Partnership (1)	18.9	13.2
Income taxes paid attributable to the Partnership	0.1	0.1
Maintenance capex attributable to the Partnership	4.8	5.7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(0.8)	(1.3)
Reimbursements from Parent included in partners' capital	1.1	1.7
Cash Available for Distribution Attributable to the Partnership	$163.5	$136.6

(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
(in millions of dollars)	September 30, 2018	June 30, 2018
Net cash provided by operating activities	$154.4	$104.2
Add:
Interest expense, net	19.0	13.3
Income tax expense	0.1	0.1
Return of investment	8.6	21.5
Less:
Change in deferred revenue and other unearned income	(0.9)	(1.3)
Non-cash interest expense	0.3	0.2
Change in other assets and liabilities	(10.6)	(20.1)
Adjusted EBITDA	193.3	160.3
Less:
Adjusted EBITDA attributable to noncontrolling interests	6.3	5.1
Adjusted EBITDA attributable to the Partnership	187.0	155.2
Less:
Net interest paid attributable to the Partnership (1)	18.9	13.2
Income taxes paid attributable to the Partnership	0.1	0.1
Maintenance capex attributable to the Partnership	4.8	5.7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(0.8)	(1.3)
Reimbursements from Parent included in partners' capital	1.1	1.7
Cash Available for Distribution Attributable to the Partnership	$163.5	$136.6

(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Distribution Information

(in millions of dollars, except per-unit and ratio data)	For the Three Months Ended
	September 30, 2018	June 30, 2018
Quarterly distribution declared per unit	$0.3820	$0.3650

Adjusted EBITDA attributable to the Partnership (1)	$187.0	$155.2

Cash available for distribution attributable to the Partnership (1)	$163.5	$136.6

Distribution declared:
Limited partner common units	$85.5	$81.7
General partner units	35.5	31.7
Total distribution declared	$121.0	$113.4

Coverage Ratio (2)	1.4	1.2

(1) Non-GAAP measures. See reconciliation tables earlier in this press release.
(2) Coverage ratio is equal to Cash Available for Distribution attributable to the Partnership divided by total distribution declared.

Capital Expenditures
(in millions of dollars)	For the Three Months Ended
	September 20, 2018	June 30, 2018
Expansion capital expenditures	$9.7	$5.7
Maintenance capital expenditures	3.5	10.0
Total capital expenditures paid	$13.2	$15.7

Condensed Consolidated Balance Sheet Information
(in millions of dollars)	September 30, 2018	June 30, 2018
Cash and cash equivalents	$199.5	$174.9
Property, plant & equipment, net	743.7	741.2
Total assets	1,898.7	1,870.4
Related party debt	2,090.5	2,091.5
Total (deficit) equity	(283.2)	(320.8)

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	September 30, 2018	June 30, 2018
Pipeline throughput (thousands of barrels per day) (1)
Zydeco – Mainlines	657	661
Zydeco – Other segments	244	230
Zydeco total system	901	891
Amberjack total system	359	309
Mars total system	580	451
Bengal total system	536	567
Poseidon total system	224	226
Auger total system	81	48
Delta total system	252	201
Na Kika total system	48	41
Odyssey total system	130	90
LOCAP total system	1,240	1,254
Other systems	300	350

Terminals (2)(5)
Lockport terminaling throughput and storage volumes	227	234

Revenue per barrel ($ per barrel)
Zydeco total system (3)	$0.79	$0.81
Amberjack total system (3)	2.48	2.48
Mars total system (3)	1.22	1.15
Bengal total system (3)	0.35	0.34
Auger total system (3)	1.35	1.30
Delta total system (3)	0.54	0.56
Na Kika total system (3)	0.82	0.74
Odyssey total system (3)	0.89	0.96
Lockport total system (4)	0.21	0.20

(1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(3) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(4) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.
(5) Refinery Gas Pipeline and our refined products terminals are not included above as they generate revenue under transportation and terminaling service agreements, respectively, that provide for guaranteed minimum throughput.

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements.” All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, November 1, 2018, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
• our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
• the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
• our ability to incur and service debt and fund capital expenditures; and
• the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity method investments for the applicable period, less equity method distributions included in other income and income from equity method investments. We define Adjusted EBITDA attributable to Shell Midstream Partners, L.P. as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests and Adjusted EBITDA attributable to Parent. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, L.P., less maintenance capital expenditures attributable to Shell Midstream Partners, L.P., net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners, L.P., reimbursements from Parent included in partners' capital and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.
November 1, 2018

The information in this Report reflects the unaudited condensed consolidated financial position and results of Shell Midstream Partners, L.P.

Inquiries:
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Shell Investor Relations
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